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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statements (Form S-3 Nos. 33-39046, 33-47766 and 33-50145) pertaining to various notes and in the Registration Statements (Form S-8 Nos. 33-24080, 2-77412, 2-91347, 2-92163, 33-13423 and 33-51990) pertaining to certain employee benefit plans of our report dated February 3, 1994, with respect to the consolidated financial statements and schedules of The Times Mirror Company included in the Annual Report (Form 10-K) for the year ended December 31, 1993.

                                          ERNST & YOUNG

Los Angeles, California
March 21, 1994

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